UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2023

Mercedes-Benz Auto Lease Trust 2021-B
(Exact name of Issuing Entity as specified in its charter)
Central Index Key Number of Issuing Entity: 0001864833

Mercedes-Benz Trust Leasing LLC
(Exact name of Depositor as specified in its charter)
Central Index Key Number of Depositor: 0001537805

Mercedes-Benz Financial Services USA LLC
(Exact name of Sponsor as specified in its charter)
Central Index Key Number of Sponsor:  0001540252

State of Delaware	333-229783-06	86-6311410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35555 W. Twelve Mile Road, Suite 100 Farmington Hills, Michigan	48331
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 991-6632

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

☐           Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐           Emerging growth company ☐

☐           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 31, 2023, Daimler Trust, a Delaware statutory trust (“DT”), entered into an Agreement of Merger (the “Merger Agreement”), dated as of January 31, 2023, among DT, as the target trust, Mercedes-Benz Vehicle Trust, a Delaware statutory trust (“MBVT” and, together with DT, the “Trusts”), as the surviving trust, BNY Mellon Trust of Delaware (“BNYM”), as trustee with respect to each of the Trusts, and Mercedes-Benz Trust Holdings LLC, a Delaware limited liability company (“Holdings”), as initial beneficiary of the each of the Trusts and as beneficial owner of the Specified Interests in the Trusts. Under the Merger Agreement, effective at 11:00 p.m. eastern time on January 31, 2023 (the “Effective Time”), DT was merged into MBVT, with MBVT continuing as the surviving entity of such merger.  Pursuant to the Merger Agreement, the trustee filed a certificate of merger (the “Certificate of Merger”) with respect to the merger with the Secretary of State of the State of Delaware on January 31, 2023.

MBVT was formed on March 15, 2022 and is organized under an Amended and Restated Trust Agreement, dated as of January 31, 2023 (the “MBVT Titling Trust Agreement”), among Holdings, as initial beneficiary, BNYM, as trustee, and Mercedes-Benz Financial Services USA LLC (“MBFS USA”), as titling trust administrator.  The primary business purpose of MBVT will be to acquire leases and serve as record holder of title to vehicles in connection with asset-backed securities securitizations sponsored by MBFS USA, and in so doing, continue the activities previously conducted by DT in substantially the same manner but under the “Mercedes-Benz” name.

The Merger Agreement provides that, at the Effective Time and at all times thereafter, MBVT shall be liable for all of the debts, liabilities, obligations and duties of DT, each and all of which shall become debts, liabilities, obligations and duties of MBVT.  Without limiting the foregoing, MBVT has expressly assumed all of DT’s obligations under:

•	the 2020-B Exchange Note, issued pursuant to the 2020-B Exchange Note Supplement, which collateralizes the Mercedes-Benz Auto Loan Trust 2020-B Asset Backed Notes;

•	the 2021-A Exchange Note, issued pursuant to the 2021-A Exchange Note Supplement, which collateralizes the Mercedes-Benz Auto Loan Trust 2021-A Asset Backed Notes; and

•	the 2021-B Exchange Note, issued pursuant to the 2021-B Exchange Note Supplement, which collateralizes the Mercedes-Benz Auto Loan Trust 2021-B Asset Backed Notes;

including, in each case, the due and punctual payment of the principal of and interest on each outstanding Exchange Note and the performance and observance of each and every agreement and covenant under the Collateral Agency Agreement (including each such Exchange Note Supplement) to be performed or observed by DT.

Under the MBVT Titling Trust Agreement, Holdings, as initial beneficiary, has directed the issuance at the Effective Time of a separate series of beneficial interest within MBVT within the meaning of Section 3806(b) of the Delaware Statutory Trust Act (a “Specified Interest”) to be known as the “Mercedes-Benz Retail Specified Interest” as to which the assets as of the Effective Time will consist of all assets previously allocated to the Daimler Retail Specified Interest issued under the Daimler Trust Agreement.  A UCC financing statement has been filed in Delaware by MBVT in favor of Collateral Title Co. (formerly known as Daimler Title Co.), as Collateral Agent, to effect perfection of the security interest granted by MBVT in the leases and other related assets of MBVT under the Collateral Agency Agreement. Please refer to the issuing entity’s prospectus dated June 22, 2021 for a further description of the Collateral Agency Agreement, the related Exchange Notes and Exchange Note Supplements and the Specified Interest.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

2.1
Agreement of Merger, dated as of January 31, 2023, among Daimler Trust, as the target trust, Mercedes-Benz Vehicle Trust, as the surviving trust, BNY Mellon Trust of Delaware, as trustee, and Mercedes-Benz Trust Holdings LLC, as initial beneficiary and beneficial owner of the Specified Interests

2.2	Assumption Agreement of Mercedes-Benz Vehicle Trust, dated as of January 31, 2023, among Mercedes-Benz Vehicle Trust, Mercedes-Benz Trust Holdings LLC, and Mercedes-Benz Financial Services USA LLC

3.5
Trust Agreement of Mercedes-Benz Vehicle Trust, dated as of January 31, 2023, among Mercedes-Benz Trust Holdings LLC, as initial beneficiary, BNY Mellon Trust of Delaware, as trustee, and Mercedes-Benz Financial Services USA LLC, as titling trust administrator

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercedes-Benz Trust Leasing LLC,
as Depositor

By:	/s/ Steven C. Poling
Steven C. Poling
Assistant Secretary

Date: February 3, 2023